                                                                  EXHIBIT 23(b)


                         [KPMG Peat Marwick LLP letterhead]





                          CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
PennFirst Bancorp, Inc.:


We consent to the use of our report dated January 19, 1996 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report refers to a change in accounting for income taxes in 1993 and to a change in accounting for certain debt and equity securities during 1994.



                                    /s/ KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
December 12, 1996

                                                                  EXHIBIT 23(b)


                         [KPMG Peat Marwick LLP letterhead]





                          CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Troy Hill Bancorp, Inc.:


We consent to the use of our report dated August 16, 1996 except as to note 18, which is as of September 16, 1996, included herein and to the reference to our firm under the heading of "Experts" in the Joint Proxy
Statement/Prospectus.

                                    /s/ KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
December 12, 1996